Exhibit 23.1

To the Directors of

CELYAD SA

Mont-Saint-Guibert

CONSENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form F-3 of Celyad SA of our report dated April 4, 2017 relating to the consolidated financial statements of the Company and its subsidiaries, which appears in Celyad’s Annual Report on Form 20-F for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Liège, 25 September 2017

PwC Reviseurs d’Entreprises SCCRL

Represented by

/s/ Patrick Mortroux

Patrick Mortroux

Partner

PwC Bedrijfsrevisoren cvba, burgerlijke vennootschap met handelsvorm - PwC Reviseurs d’Entreprises scrl, société civile à forme commerciale - Financial Assurance Services

Maatschappelijke zetel/Siège social: Woluwe Garden, Woluwedal 18, B-1932 Sint-Stevens-Woluwe Vestigingseenheid/Unité d’établissement: Rue Visé-Voie, 81 ABC-4000 Liège

T: +32 (0)4 220 62 11, F: +32 (0)4 220 62 99, www.pwc.com

BTW/TVA BE 0429.501.944 / RPR Brussel - RPM Bruxelles / ING BE43 3101 3811 9501 - BIC BBRUBEBB / BELFIUS BE92 0689 0408 8123 - BIC GKCC BEBB